UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2005

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On November 1, 2005, Ameriprise Financial, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 recommending that the Company’s stockholders reject the “mini-tender” offer by TRC Capital Corporation.  As described in the press release, the Company was previously notified of an unsolicited “mini-tender” offer by TRC Capital to purchase up to 2.5 million shares of the Company’s common stock, representing approximately 1 percent of the outstanding shares, for $31.10 net per share.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 1, 2005 recommending rejection of mini-tender offer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: November 1, 2005	By:	/s/ Andrew J. MacMillan
		Name:	Andrew J. MacMillan, Senior Vice President – Corporate Communications & Government Affairs

AMERIPRISE FINANCIAL, INC.
CURRENT REPORT ON FORM 8-K
Report Dated November 1, 2005

Exhibit No.	Description

99.1	Press Release dated November 1, 2005 recommending rejection of mini-tender offer